Exhibit 10.6

[*]: THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

SIXTH AMENDMENT

TO AIRPORT CORPORATE CENTER OFFICE LEASE

THIS SIXTH AMENDMENT TO AIRPORT CORPORATE CENTER OFFICE LEASE AGREEMENT (this “Amendment”) is made as of this 1st day of April 2012 (the “Effective Date”), by and between HINES REIT AIRPORT CORPORATE CENTER LLC, a Delaware limited liability company (“Landlord”), and NCL (BAHAMAS) LTD., a Bermuda company D/B/A NORWEGIAN CRUISE LINE (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Airport Corporate Center Office Lease Agreement dated December 1, 2006 (the “Original Lease”), as amended by that certain First Amendment dated December 1, 2006, that certain Second Amendment dated March 20, 2007, that certain Third Amendment dated July 31, 2007 (as modified by that letter agreement dated August 1, 2007), that Fourth Amendment dated as of December 10, 2007, and that Fifth Amendment dated as of February 2, 2010 (collectively, the “Lease”) under which Tenant leases 222,747 Rentable Square Feet consisting of:

(1)	125,806 Rentable Square Feet in the building known as 7665 Corporate Center Drive (N.W. 19th Street), Miami, Florida (the “7665 Premises”);

(2)	95,043 Rentable Square Feet in the building known as 7650 Corporate Center Drive (N.W. 19th Street), Miami, Florida (the “7650 Premises”); and

(3)	9,476 Rentable Square Feet designated as Bay B in the building located at 7245 Corporate Center Drive (N.W. 19th Street), Miami, Florida (the “Warehouse Premises”).

The 7665 Premises and the 7650 Premises are referred to herein collectively as the “Existing Premises”). For the avoidance of doubt, the Warehouse Premises is not included within the definition of “Existing Premises” for the purposes of this Amendment.

B. Landlord and Tenant desire to enter into this Amendment for the purposes of, among other things, terminating the Lease with respect to a portion of the Existing Premises and extending the Lease Term, all as more specifically described herein.

TERMS

NOW THEREFORE, for Ten Dollars ($10.00) and for the covenants and conditions of this Amendment, the receipt and sufficiency of which are acknowledged, Landlord and Tenant agree as follows:

1. Recitals. The foregoing recitals are correct and are incorporated herein by this reference.

2. Terms. All capitalized terms used herein but not defined herein shall have the meaning ascribed to such terms in the Lease.

3. Extension of Lease Term. The “Lease Term” for the Existing Premises is hereby extended so as to expire at 11:59 p.m. on January 31, 2023.

4. Termination of a Portion of Existing Premises.

A. Upon the Effective Date (the “Termination Date”), the Lease is hereby deemed terminated as to that portion of the Leased Premises comprising 22,118 Rentable Square Feet and as shown on Exhibit A (the “Terminated Premises”); provided, however, that the “Holding Over” provisions set forth in Paragraph 4.C. of this Amendment shall survive termination of the Lease with respect to the Terminated Premises. Notwithstanding anything to the contrary contained herein or in the Lease to the contrary, Tenant’s termination of the Terminated Premises shall be absolute and irrevocable. The portion of the Existing Premises that is not Terminated Premises is referred to herein as the “Retained Premises”.

B. Not later than the tenth (10th) calendar day following the Termination Date, Tenant shall quit and surrender possession of the Terminated Premises to Landlord in broom clean condition. Tenant shall have no further right to occupy and/or use the Terminated Premises. Before surrendering possession of the Terminated Premises, Tenant shall, without expense to Landlord, remove all signs, furnishings, equipment, trade fixtures, merchandise and other personal property installed or placed in the Terminated Premises and all debris and rubbish, and Tenant shall repair all damage to the Terminated Premises resulting from such removal; provided if Tenant is then in default under the Lease (as modified by this Amendment) beyond any applicable cure period, Tenant shall not remove any such item unless Tenant receives written directions from Landlord authorizing or directing the removal thereof. If Tenant fails to remove any of the signs, furnishings, equipment, trade fixtures, merchandise and other personal property installed or placed in the Terminated Premises on or before the Termination Date, then Landlord may, at its sole option, (i) deem any or all of such items abandoned and the sole property of Landlord, or (ii) remove any and all such items and dispose of same in any manner. Tenant shall pay to Landlord on demand any and all reasonable and documented expenses incurred by Landlord in the removal of such items, including, without limitation, the cost of repairing any damage to the Terminated Premises or the Building caused by such removal and storage charges (if Landlord elects to store such property).

C. In the event Tenant holds over in the Terminated Premises for more than ten (10) calendar days following the Termination Date without the written consent of Landlord, Tenant shall pay holdover Rental as to the Terminated Premises calculated according to the holdover provisions set forth in Section 7.7. of the Original Lease.

D. Tenant, on behalf of itself and its partners, officers, directors, agents, employees, successors in interest and assigns, hereby releases and discharges Landlord, its affiliates, subsidiaries and designated property management construction and marketing firms, and their respective partners, members, officers, directors, agents, employees, contractors, successors in interest and assigns, from and against any and all claims, demands, causes of action, liabilities and obligations, known and unknown, foreseen and unforeseen, direct and indirect, in any way arising out of or relating to the Tenant’s use and occupancy of the Terminated Premises.

E. From and after the Termination Date, the Rentable Square Feet of the Retained Premises shall be 198,731. The Retained Premises shall be subject to all of the terms, covenants, conditions and provisions of the Lease, as modified by the terms set forth in this Amendment.

5. Right of First Offer. Effective as of the date of this Amendment, the provisions of Section 10.1 of the Original Lease are hereby deleted in their entirety and the Right of First Offer is hereby deemed void.

6. Rental; Supplemental Rental.

A. Tenant’s obligations to pay the Base Rental and the Additional Rental for the Retained Premises are modified as set forth on Exhibit B to this Amendment.

B. In addition to the amounts set forth on Exhibit B, from the Effective Date and continuing for a period of three hundred sixty-five (365) days thereafter (the “Supplemental Rental Period”), Tenant shall, on a monthly basis together with Tenant’s payment of Rental when due, pay supplemental rent to Landlord in the amounts as shown on Exhibit C attached hereto, together with Additional Rental, including, without limitation, Tenant’s pro rata share of Operating Expenses, calculated for 22,118 RSF (collectively, the “Supplemental Rental”), together with applicable sales tax. For the avoidance of doubt, Tenant shall be responsible for the payment of Supplemental Rental referenced in the preceding sentence notwithstanding the fact Tenant has surrendered the Terminated Premises.

C. Tenant shall be eligible to receive a credit against Supplemental Rental, as more particularly described in Section 9.B. of this Amendment.

7. Abatement. The first sentence of Section 2.1(d)(ii) of the Original Lease is hereby modified so as to provide as follows:

“Base Rental (but not Tenant’s Forecast Additional Rental nor Tenant’s Additional Rental Adjustment) shall be abated for [*].

8. Parking. Effective as of the Termination Date, the number of Parking Permits available to Tenant shall be reduced by such number as calculated pursuant to the provisions of Section 3.4(a) of the Original Lease based on the RSF of the Retained Premises and not 220,849 RSF.

9. Landlord’s Marketing of Terminated Premises; Credit.

A. From and after the Date of this Amendment, for a period of not less than twelve (12) months, Landlord shall use commercially reasonable efforts to relet the Terminated Premises, on such terms and conditions as Landlord determines in its reasonable discretion. In connection with any attempt by Landlord to relet the Terminated Premises pursuant to the provisions of this paragraph, Landlord shall not be required to give preference to the Terminated Premises over other comparable rentable space in the Project.

B. [*]

10. Brokers. Landlord and Tenant each represent and warrant to the other that it did not deal with any broker in connection with this Amendment other than Hines Interest Limited Partnership, Inc., representing Landlord, and Flagler Real Estate Services, representing Tenant and Travers Realty, Inc. (as subagent of Flagler Real Estate Services) (each, a “Broker”). Each party shall indemnify, defend and hold the other party, its beneficiaries, the managing agent of the Project, the leasing agent of the Project and their respective agents, partners and employees and the Project harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses (including, without limitation, court costs, reasonable attorneys’ fees and litigation expenses) arising from any claims or demands of any other broker or brokers or finders for any commission alleged to be due such other broker or brokers or finders claiming to have dealt with the indemnifying party in connection with this Amendment or with whom the indemnifying party hereafter deals or whom the indemnifying party employs. The provisions of this subsection shall survive the expiration or earlier termination of the Lease. Notwithstanding anything to the contrary in the foregoing, Tenant hereby specifically agrees to indemnify and hold Landlord harmless against any liability or claim (and all expenses, including reasonable attorneys’ fees incurred in defending any such claim or enforcing this indemnity) for a real estate brokerage commission, finder’s fee or similar fee or compensation arising out of or in any way connected with any claim of agency or cooperative relationship and relating to this Amendment made by Travers Realty, Inc. and/or its agents.

11. Entire Agreement. The Lease, as amended by this Amendment, constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof. The terms and conditions of this Amendment may not be changed, altered or modified except by an instrument in writing signed by the party against whom enforcement of such change would be sought. The Lease, as amended by this Amendment, shall be binding upon the parties hereto and their respective successors and permitted assigns.

12. Miscellaneous.

A. This Amendment shall be construed and governed in accordance with the laws of the State of Florida. All of the parties to this Amendment have participated fully in the negotiation and preparation hereof and, accordingly; this Amendment shall not be more strictly construed against any one of the parties hereto.

B. In the event any term or provision of this Amendment be determined by appropriate judicial authority to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or be construed as deleted as such authority determines, and the remainder of this Amendment shall be construed to be in full force and effect.

C. In construing this Amendment, the singular shall be held to include the plural, the plural shall include the singular, and the use of any gender shall include every other and all genders.

D. Descriptive headings contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Amendment.

E. This Amendment may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

F. Tenant hereby represents and warrants to Landlord that: (i) Tenant has the full right and authority to enter into this Amendment; (ii) this Amendment is a binding and valid document enforceable in accordance with its terms; (iii) Tenant has not assigned, transferred or subleased its interest in the Expansion Premises; and (iv) Tenant has not taken any action that would result in a lien being filed against the interest of either Landlord or Tenant in the Expansion Premises.

G. This Amendment shall be deemed a part of the Lease, but shall take precedence over and supersede any provisions to the contrary contained in the Lease. Except as modified hereby, all of the provisions of the Lease, which are not in a conflict with the terms of this Amendment shall remain in full force and effect, including without limitation Section 8.4 of the Lease (which shall also apply with respect to all provisions of this Amendment). As modified hereby, the Lease is hereby ratified and confirmed in all respects.

H. By executing this Lease, Landlord hereby represents and warrants to Tenant that: (i) Landlord has the full right and authority to enter into this Amendment; (ii) this Amendment is a binding and valid document enforceable in accordance with its terms; (iii) Landlord has not assigned, transferred or subleased its interest in the Expansion Premises; and (iv) except as set forth in the Lease and in connection with activities performed in connection with Landlord’s Work, Landlord has not taken any action that would result in a lien being filed against the interest of either Tenant or Landlord in the Expansion Premises.

13. Effect of Delivery. This Amendment shall not be effective, and shall not be relied upon by either party, until such time as it has been executed by a duly authorized officer of both Tenant and Landlord and a copy of this Amendment, which has been fully executed by both Landlord and Tenant, is delivered to Tenant.

14. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE LEASED PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE. IN THE EVENT LANDLORD COMMENCES ANY PROCEEDINGS FOR NONPAYMENT OF RENT OR ANY OTHER AMOUNTS PAYABLE HEREUNDER, TENANT SHALL NOT

INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING, UNLESS THE FAILURE TO RAISE THE SAME WOULD CONSTITUTE A WAIVER THEREOF. THIS SHALL NOT, HOWEVER, BE CONSTRUED AS A WAIVER OF TENANT’S RIGHT TO ASSERT SUCH CLAIMS IN ANY SEPARATE ACTION BROUGHT BY TENANT.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

TENANT:

NCL (BAHAMAS) LTD., a Bermuda company D/B/A NORWEGIAN CRUISE LINE

Witnesses:

	By:	/s/ George Chesney
Print Name	Name:	George Chesney
	Title:	SR. VP Human Resources

Print Name

[signatures continued on following page]

Approved as to Form

/s/ Suzanne Perez NCL Legal Department
Approved as to Content

By: /s/ signature illegible
Approved by Finance

By:	N/A

[signatures continued from previous page]

LANDLORD:

HINES REIT AIRPORT CORPORATE CENTER LLC,
a Delaware limited liability company or its affiliate

		By:	HINES REIT PROPERTIES, L.P., a Delaware limited partnership Its Sole Member

			By:	HINES REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation Its General Partner

Witnesses:

/s/ Melanie Greely				By: /s/ Edmund A. Donaldson
Print Name	Melanie Greely			Name: Edmund A. Donaldson
Its: Manager
/s/ signature illegible

/s/ Anna M. Alvarado
Print Name	Anna M. Alvarado			/s/ signature illegible

EXHIBIT A

TERMINATED PREMISES

STAIR 1
MEN
WOMEN
VEST
JAN
SHAFT
ELEV 2
ELEV 1
ELEV 3
FREIGHT ELEV
MECHANICAL ROOM
TEL.
STAIR 2
ELEC.
TELECOM

AIRPORT CORPORATE CENTER
BUILDING 10 - THIRD FLOOR (ALT #4)

Exhibit A

EXHIBIT B

RENTAL

The rent table contained on Exhibit I of the Original Lease, as modified, is hereby further modified as follows, commencing with Lease Year ‘6’:

	Base Rental	Rentable
Lease Year	(Per Annum Rate per RSF)	Square Feet

[*]

Notes:	(a)	Each “Lease Year” is a calendar year of 365/6 days.
	(b)	In addition to the Base Rental, Tenant shall also be obligated to pay Additional Rental, including, without limitation, Tenant’s pro rata share of Operating Expenses and parking rental pursuant to the terms of the Lease.
	**	This lease year is only a two-month period.

Exhibit B

EXHIBIT C

SUPPLEMENTAL RENTAL

Norwegian Cruise Line

7650 Corporate Center Drive

Miami, FL 33126

Net Rentable Area            22,118

[*]

Exhibit C

[*]: THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

SEVENTH AMENDMENT

TO AIRPORT CORPORATE CENTER OFFICE LEASE

THIS SEVENTH AMENDMENT TO AIRPORT CORPORATE CENTER OFFICE LEASE AGREEMENT (this “Amendment”) is made as of this 29th day of June 2012, by and between HINES REIT AIRPORT CORPORATE CENTER LLC, a Delaware limited liability company (“Landlord”), and NCL (BAHAMAS) LTD., a Bermuda company D/B/A NORWEGIAN CRUISE LINE (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Airport Corporate Center Office Lease Agreement dated December 1, 2006 (the “Original Lease”), as amended by that certain First Amendment dated December 1, 2006, that certain Second Amendment dated March 20, 2007, that certain Third Amendment dated July 31, 2007 as modified by that letter agreement dated August 1, 2007, that Fourth Amendment dated as of December 10, 2007, that Fifth Amendment dated as of February 2, 2010, and that Sixth Amendment dated April 1, 2012 (collectively, the “Lease”) under which Tenant leases 222,747 Rentable Square Feet consisting of:

(1)	125,806 Rentable Square Feet in the building known as 7665 Corporate Center Drive (N.W. 19th Street), Miami, Florida;

(2)	72,925 Rentable Square Feet in the building known as 7650 Corporate Center Drive (N.W. 19th Street), Miami, Florida; and

(3)	9,476 Rentable Square Feet designated as Bay B in the building located at 7245 Corporate Center Drive (N.W. 19th Street), Miami, Florida (the “Original Warehouse Premises”)

B. Tenant does not desire to renew the Lease Term as to the Original Warehouse Premises when such term expires on June 30, 2012.

C. Landlord and Tenant desire to enter into this Amendment to add new warehouse premises to the Lease under such terms and conditions as set forth herein.

TERMS

NOW THEREFORE, for Ten Dollars ($10.00) and for the covenants and conditions of this Amendment, the receipt and sufficiency of which are acknowledged, Landlord and Tenant agree as follows:

1. Recitals. The foregoing recitals are correct and are incorporated herein by this reference.

2. Terms. All capitalized terms used herein but not defined herein shall have the meaning ascribed to such terms in the Lease.

3. New Warehouse Premises. The Lease is hereby amended to provide as follows:

A. Addition of Premises. In consideration of the premises, and the mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, Landlord does hereby lease and demise to Tenant and Tenant does hereby lease and take from Landlord (subject to all matters of record in Miami-Dade County, Florida, that affect the Project) those certain premises located in the building known as 7245 Corporate Center Drive, Miami, Florida (the “7245 Building”), and more particularly described as follows:

7,067 Rentable Square Feet (as defined hereinafter) known as Bay “C” in the 7245 Building and as generally described or depicted on Exhibit A, attached hereto and incorporated herein (the “New Warehouse Premises”).

With respect to the New Warehouse Premises, the term “Building” as used in the Lease shall also mean and refer to the 7245 Building, when the context requires.

B. Lease Term. The Lease Term for the New Warehouse Premises shall be for a period commencing on July 1, 2012, through 11:59 p.m. on the last day of the Lease Term (as defined in the Lease). Such period is hereinafter referred to as the “New Warehouse Premises Term”. For the avoidance of doubt, the New Warehouse Premises Term shall expire on the same date as Lease Term for the Leased Premises located at 7665 Corporate Center Drive (N.W. 19th Street) and 7665 Corporate Center Drive (N.W. 19th Street), Miami, Florida.

C. Base Rental. From and after July 1, 2012, and throughout the New Warehouse Premises Term, Tenant shall pay Base Rental for the New Warehouse Premises in accordance with the following schedule (plus applicable sales and other such taxes as are now or later enacted payable in connection with Base Rental), payable without demand, setoff or deduction, in advance, on or before the first day of each month:

[Continued on following page]

[*]

For purposes of the foregoing Base Rental chart, each ‘Year’ shall consist of 365 days (or 366 days during a period in which a February of a leap year occurs).

C. Operating Expenses. In addition to Base Rental, Tenant shall also be obligated to pay Tenant’s Percentage Share of Operating Expenses for the New Warehouse Premises and any other Additional Rental as may be applicable under the Lease during the New Warehouse Premises Term.

4. Tenant’s Moving Expenses. Landlord shall pay Tenant’s actual and reasonable moving expenses to relocate from the Original Warehouse Premises to the New Warehouse Premises, in an amount of up to, and not greater than, [*].

5. Landlord’s Work. Prior to July 1, 2012, Landlord shall cause a passageway to be opened between the Original Warehouse Premises and the New Warehouse Premises of approximately 8’ x 6’ to facilitate Tenant’s move into the New Warehouse Premises. Landlord shall close and patch the passageway following Tenant’s relocation into the New Warehouse Premises. Tenant agrees to provide Landlord and its contractor access to the Original Warehouse Premises and the New Warehouse Premises on an as-needed basis, as determined by Landlord, for the purposes of accomplishing the same.

6. Entire Agreement. The Lease, as amended by this Amendment, constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof. The terms and conditions of this Amendment may not be changed, altered or modified except by an instrument in writing signed by the party against whom enforcement of such change would be sought. The Lease, as amended by this Amendment, shall be binding upon the parties hereto and their respective successors and permitted assigns.

7. Miscellaneous.

A. This Amendment shall be construed and governed in accordance with the laws of the State of Florida. All of the parties to this Amendment have participated fully in the negotiation and preparation hereof and, accordingly; this Amendment shall not be more strictly construed against any one of the parties hereto.

B. In the event any term or provision of this Amendment be determined by appropriate judicial authority to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or be construed as deleted as such authority determines, and the remainder of this Amendment shall be construed to be in full force and effect.

C. In construing this Amendment, the singular shall be held to include the plural, the plural shall include the singular, and the use of any gender shall include every other and all genders.

D. Descriptive headings contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Amendment.

E. This Amendment may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

F. Tenant hereby represents and warrants to Landlord that: (i) Tenant has the full right and authority to enter into this Amendment; and (ii) this Amendment is a binding and valid document enforceable in accordance with its terms.

G. This Amendment shall be deemed a part of the Lease, but shall take precedence over and supersede any provisions to the contrary contained in the Lease. Except as modified hereby, all of the provisions of the Lease, which are not in a conflict with the terms of this Amendment shall remain in full force and effect, including without limitation Section 8.4 of the Lease (which shall also apply with respect to all provisions of this Amendment). As modified hereby, the Lease is hereby ratified and confirmed in all respects.

8. Effect of Delivery. This Amendment shall not be effective, and shall not be relied upon by either party, until such time as it has been executed by a duly authorized officer of both Tenant and Landlord and a copy of this Amendment, which has been fully executed by both Landlord and Tenant, is delivered to Tenant.

[continued on following page]

[continued from previous page]

9. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE LEASE IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST THE OTHER PARTY.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

TENANT:

NCL (BAHAMAS) LTD., a Bermuda company D/B/A NORWEGIAN CRUISE LINE

Witnesses:

/s/ Mary O’Malley	By:		/s/ George Chesney
Print Name Mary O’Malley	Name:		George Chesney
	Title:		SVP, Human Resources

/s/ Lourdes Vargas
Print Name Lourdes Vargas

LANDLORD:

Approved as to Form	HINES REIT AIRPORT CORPORATE CENTER LLC, a Delaware limited liability company or its affiliate

/s/ Suzanne Perez
	By:		HINES REIT PROPERTIES, L.P.,
NCL Legal Department			a Delaware limited partnership
Approved as to Content			Its Sole Member

By: /s/ George Chesney
Approved by Finance

By:		By:	HINES REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation Its General Partner

Witnesses:

/s/ Anna M. Alvarado			By: /s/ Kevin L. McMeans
Print Name Anna M. Alvarado			Name: Kevin L. McMeans
Its: Asset Management Officer

/s/ Lisa Q. Metts			/s/ signature illegible
Print Name Lisa Q. Metts
Attorney

Exhibit X.XX

[*]: THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

EXHIBIT A

[New Warehouse Premises]